Exhibit 10.5

PLACEMENT AGENT AGREEMENT

September 7, 2004

Howe Barnes Investments, Inc.
222 South Riverside Plaza

7th Floor
Chicago, Illinois 60606-5808

Re: Access Anytime Bancorp, Inc.

Ladies and Gentlemen:

Section 1.                  Introductory.  Access Anytime Bancorp, Inc. (the “Company”), has authorized the issuance and sale of common stock (the “Securities”).  The Securities will be issued in the aggregate purchase price of up to $3,120,000 on such terms as are disclosed in the Placement Memorandum (as defined below).

The Company intends to sell the Securities to a limited number of accredited investors (each a “Purchaser”) in reliance upon available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and state securities laws.  The Company has requested you to assist it as placement agent in the private placement of Securities, and you have indicated your willingness to do so, subject to the satisfactory completion of such investigation and inquiry as you deem appropriate under the circumstances and subject to the conditions set forth below.

Section 2.                  Appointment of Placement Agent; Placement of Securities.  (a) The Company hereby appoints you as the placement agent (the “Placement Agent”) in connection with the placement of the Securities.  Subject to the performance by the Company of its obligations contained herein and to the completeness and accuracy of its representations and warranties contained herein, you hereby accept such agency and agree, on the terms and conditions set forth herein, to use your “best efforts” to locate and place the Securities with qualified Purchasers for the Securities.  Your agency hereunder shall continue until the date upon which the last of the Securities is sold to a Purchaser, unless this Agreement is terminated prior to such date pursuant to Section 8 hereof.

(b)         The Placement Agent will offer the Securities only to persons who are “accredited investors” within the meaning of Regulation D under the 1933 Act and only in accordance with Rule 502(c) of said Regulation D.  Company counsel will determine the categories of investors to whom the Securities may be offered without registration or qualification under the state securities or “Blue Sky” laws of the various states, and Placement Agent agrees that it will offer the Securities only to such investors in such states.  All sales of the Securities are subject to acceptance by the Company.  The Placement Agent agrees that it will not offer or sell any of the Securities:

(i)             to any offeree who does not constitute an “accredited investor” within the meaning of Regulation D under the 1933 Act, without the prior approval of the Company; or

(ii)          by means of any form of general solicitation or general advertisement, including but not limited to (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, (y) any seminar or meeting if any person other than an “accredited investor” attends or is invited to attend or whose attendees have been invited by any general solicitation or general advertising and (z) any letter, circular, notice or other written communication unless such communication is directed solely to investors identified as “accredited investors.”

(c)          It is expressly agreed that the Placement Agent’s agency hereunder shall constitute a “best efforts” agency undertaking and that this Agreement shall not be understood as a commitment, expressed or implied, by the Placement Agent to underwrite, purchase or pay for any of the Securities.

(d)         It is understood and expressly agreed that nothing contained in this Agreement shall prevent the Placement Agent from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any other issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the right of the Placement Agent to sell or offer for sale securities issued by any person; provided, however that the Placement Agent shall have no authority to bind the Company.

(e)          The Company agrees that in connection with the placement of the Securities, the Placement Agent may use such data and information that the Company furnishes to the Placement Agent, subject to the limitations of Section 12.  The Placement Agent shall not deliver any of such data and information to prospective Purchasers of the Securities unless the Company has given its prior express consent to such delivery.  The Placement Agent shall not distribute any offering material in connection with the offer and sale of the Securities other than the Private Placement Memorandum relating to the Securities dated on or about the date hereof, as supplemented (the “Placement Memorandum”) or other materials consented to in advance by the Company.  Neither the Placement Agent nor any person employed by the Placement Agent shall provide any information or make any representations to Purchasers other than such information and representations as are contained in or incorporated by reference into the Placement Memorandum or as are not inconsistent with information set forth in the Placement Memorandum and have been pre-approved by the Company in writing.

(f)            The Placement Agent represents and warrants, as of the date hereof and at the Closing Date with respect to the issuance and sale of the Securities, that it is licensed as a broker-dealer authorized to offer and sell the Securities by the Securities and Exchange Commission and

the securities authorities of each state in which the Placement Agent will offer or has offered the Securities.

(g)         The parties agree that (i) Securities may not be sold to any Purchaser, with the exception of HBI Private Equity Fund I, L.P., or affiliated entities, if such purchase would result in the Purchaser owning more than 9.0% of the outstanding shares of the Company’s common stock following this offering, (ii) in no event will the Securities offering price be less than the price of $13.00 set forth in the fairness opinion obtained by the Company on August 25, 2004, and (iii) the amount of Securities sold shall not exceed 19.0% of the Company’s common stock outstanding before this offering.

Section 3.                  Representations and Warranties of the Company.  The Company hereby represents and warrants to, and agrees with, the Placement Agent, that:

(a)          At the date hereof and at each closing date with respect to the issuance and sale of the Securities (each, a “Closing Date”), the Company has been and will have been duly organized and is and will be validly existing as a corporation in active status under the laws of the state of its incorporation, with corporate power and authority to own or lease its property and conduct its business as presently conducted.  At such date, the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification and the failure to so qualify could reasonably be expected to have a material adverse effect on the business or condition, financial or otherwise of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(b)         At the date hereof and at the Closing Date, the Company has and will have the corporate power and authority to authorize the issuance and sale of the Securities as contemplated hereby.  At each such date, this Agreement has been and will have been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).  At the Closing Date, all documents relating to the Securities issuance (the “Transaction Documents”) will have been duly and validly authorized, executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such obligations may be limited by bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

(c)          Except as disclosed in writing to the Placement Agent, at the date hereof and at the Closing Date, the business and operations of the Company have been and will be conducted in compliance in all material respects with all applicable laws, rules and regulations of all governmental and regulatory authorities having jurisdiction over the Company.  At each such date, the Company holds and is operating in compliance with in all material respects, and will hold and will be operating in compliance with in all material respects, all material licenses, approvals, certificates and permits from governmental and regulatory authorities which are necessary to the conduct of its businesses.  At each such date, no proceedings on the part of such governmental or regulatory authorities are or will be pending or, to the Company’s knowledge, threatened which might result in the suspension, revocation or material limitation of any such licenses, approvals, certificates and permits.  At each such date, each approval, consent, authorization, declaration or filing of the Company by or with any regulatory, administrative or other governmental body which is then necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby has been and will have been obtained or made and is and will be in full force and effect.

(d)         At the date hereof and at the Closing Date, the Company is not or will not be in violation of or default under its charter or bylaws or under any permit, judgment, decree, order, statute, rule or regulation applicable to the Company, or under any agreement, lease, contract, loan agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound, except where such violations or defaults could not reasonably be expected to have a Material Adverse Effect.  At each such time, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof and of the Securities do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company, or under any permit, judgment, decree, order, statute, rule or regulation applicable to the Company, or under any agreement, lease, contract, loan agreement, indenture or other instrument or obligation to which the Company is a party or by which it or any of its properties is bound, except where such conflict, violation or default could not reasonably be expected to have a Material Adverse Effect.

(e)          The financial statements and schedules previously delivered to the Placement Agent fairly present, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented therein.  Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods presented, and all adjustments necessary for a fair presentation of the financial condition and results of operations of the Company at such dates and for such periods have been made (except in the case of interim financial statements, year end adjustments or nonrecurring items).

(f)            At the date hereof, none of the Company, any affiliate of the Company, any person acting on behalf of the Company or any person acting on behalf of any such affiliate, has, directly or indirectly, offered or sold or attempted to offer or sell any of the Securities to, or solicited offers to purchase any Securities from, any prospective purchaser thereof in such a manner as to require the registration of the Securities under the 1933 Act, except as previously disclosed to the Placement Agent with respect to the Company’s “Rabbi Trust.”

(g)         At the date hereof and at the Closing Date, neither the Company nor any affiliate is or will be a party to or bound by any placement agency agreement, finder’s fee agreement, or other agreement pursuant to which either of them is or may be required to pay any person other than the Placement Agent any commission, finder’s fee or other similar amount with respect to the placement and sale of the Securities or is restricted from offering or selling the Securities as contemplated hereby.

(h)         The information contained in the Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)             If between the date of this Agreement and the Closing Date, the Company has knowledge of a fact or event which would cause the Placement Memorandum to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall notify the Placement Agent and will amend or supplement the Placement Memorandum in a form and in a manner reasonably approved by the Company and the Placement Agent.

Section 4.                  Certain Agreements of the Company.  The Company hereby agrees with the Placement Agent that:

(a)          None of the Company, any affiliate of the Company or any person acting on behalf of the Company or any such affiliate (other than the Placement Agent or any other investment banking firm retained by the Placement Agent and approved by the Company (an “Approved Agent”)), will, directly or indirectly, offer or sell or attempt to offer or sell any of the Securities to, or solicit offers to purchase any Securities from, any prospective Purchaser thereof, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.  Until March 1, 2005, none of the Company, any affiliate of the Company or any person acting on behalf of the Company or any such affiliate (other than the Placement Agent) will, directly or indirectly, offer or sell or attempt to offer or sell any securities of the Company, or any affiliate of the Company, to, or solicit offers to purchase any such securities from, any non-insider to whom the Placement Agent offered to sell any of the Securities.  Such persons will be identified by the Placement Agent on the earlier of the Closing Date or on the termination date set forth in Section 8 hereof.

(b)         The Company will make available to the Placement Agent and its counsel such additional documents and information regarding the Company as the Placement Agent and such counsel may from time to time reasonably request.

(c)          The Company will make available to each potential Purchaser identified by the Placement Agent, but subject to applicable law and in any case involving nonpublic information to receipt by the Company from the potential Purchaser of a confidentiality agreement satisfying (in the Company’s reasonable judgment) the requirements of Rule 100(b)(2)(ii) of Regulation FD under the 1933 Act, prior to the Closing Date, (i) such information as may be requested by such potential Purchaser in order to evaluate an investment in the Securities, as applicable, and (ii) an opportunity to ask questions of, and receive answers from, the Company with respect to such matters.

(d)         At each Closing Date, the Company will deliver to the Placement Agent the following:

(i)             the opinion of Keleher & McLeod, P.A., counsel to the Company, dated the Closing Date, in substantially the form as Exhibit A hereof;

(ii)          the opinion of regulatory counsel to the Company, dated the Closing Date, in form and substance acceptable to the Placement Agent;

(iii)       certificates signed by the president or vice president of the Company dated the Closing Date, to the effect that the respective representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and that the Company has performed all the agreements and satisfied all the conditions to be performed or satisfied by the Company, in all material respects, under this Agreement at or prior to the Closing Date;

(iv)      the executed Transaction Documents; and

(v)         such additional closing certificates, opinions and other closing documents as the Placement Agent or its counsel may reasonably have requested.

The Placement Agent and its counsel shall be an addressee of, or expressly authorized to rely upon, the certificates, opinions of counsel and other closing documentation so delivered.  All such certificates, opinions of counsel and other closing documentation, and the Securities shall be in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(e)          At any time that the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company will furnish to any holder of the Securities and any prospective purchaser of the Securities, upon request of such holder or prospective purchaser, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act.  This covenant is intended to be for the benefit of the prospective purchasers designated by such holders from time to time.

Section 5.                  Compensation; Payment of Expenses.  (a) In consideration of the Placement Agent’s services hereunder, the Company agrees to pay to the Placement Agent a fee in an amount equal to four percent (4.00%) of the aggregate offering price of the Securities to investors other than the HBI Private Equity Fund I, L.P., or affiliated entities, and three percent (3.00%) for such a placement.  Such fee shall be paid by the Company to the Placement Agent in immediately available funds on the Closing Date.  The Company shall have no obligation to pay any fees with respect to any placement of Securities which is not completed.  The Placement Agent shall be responsible for all fees payable to any Approved Agent.

(b)         Whether or not the transaction contemplated hereby is consummated, the Company shall pay all costs, fees and expenses incurred by it in connection with such transactions, including, without limitation, (i) the fees and expenses of counsel to the Company and of the Company’s accountants and consultants, (ii) the expenses of preparing and reproducing the Securities, the Placement Memorandum and the Transaction Documents, (iii) the expenses, fees (including any “Blue Sky” fees) and taxes, if any, incident to the issuance of the Securities, and (iv) the expenses of the Company’s performance of and compliance with all agreements and conditions contained and incorporated herein.

(c)          Other than the reasonable fees of counsel to the Placement Agent (not to exceed $5,000) and certain reasonable offering expenses (not to exceed $2,000), the Company shall not be obligated to pay the costs, fees and expenses incurred by the Placement Agent in connection with the transaction.  The Company is obligated to pay the reasonable fees of counsel to the Placement Agent and the reasonable offering expenses whether or not the transaction contemplated hereby is consummated.

Section 6.                  Conditions to the Placement Agents’ Obligations.  The obligation of the Placement Agent to provide the services provided for hereunder is subject to the accuracy of the representations and warranties of the Company contained herein and to the performance by the Company of its agreements and obligations contained herein.

Section 7.                  Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the 1933 Act or the 1934 Act (each, an “Agent Indemnified Party”), against any and all losses, claims, damages or liabilities to which the Placement Agent or such controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any offering materials prepared by or on behalf of the Company in connection with the offer and sale of the Securities or in any information furnished or made available by or on behalf of the Company to prospective Purchasers or their respective representatives (all such offering materials and information collectively referred to herein as the “Offering Materials”) or any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state in the Offering Materials a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability, action or proceeding.  The Company shall not be liable hereunder to any Agent Indemnified Party to extent that the losses, claims, damages or liabilities incurred by the Agent Indemnified Party arise from such person’s fraudulent act or omission.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)         The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each a “Company Indemnified Party” and together with the Agent Indemnified Parties, an “Indemnified Party”), against any and all losses, claims, damages or liabilities to which the Company or such controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission from, any Offering Materials or any amendment thereof or supplement thereto to the extent the statement or alleged statement does not appear in the Placement Memorandum and was made by the Placement Agent without prior authorization by the Company as required by this Agreement, and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability, action or proceeding; provided, however, that the obligation of the Placement Agent to indemnify the Company Indemnified Parties hereunder is limited to the total fees earned by the Placement Agent hereunder and costs, fees and expenses for which the Placement Agent has been reimbursed by the Company.  The Placement Agent shall not be liable hereunder to any Company Indemnified Party to the extent that the losses, claims, damages or liabilities incurred by the Company Indemnified Party arise from such person’s fraudulent act or omissions.  This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to this Section 7, such Indemnified Party shall promptly notify the party required to provide indemnification hereunder (the “Indemnifying Party”) in writing.  No indemnification provided for in this Section 7 shall be available to any Indemnified Party who shall fail to give written notice as provided in this Section 7(c) if the Indemnifying Party was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party for contribution or otherwise than on account of the indemnification provisions of this Section 7.  In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the reasonable fees and expenses of the counsel retained by the Indemnified Party in the event that (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Indemnifying Party and the Indemnified Party and representation of all parties by the same counsel would, in the reasonable judgment of the Indemnified Party, be inappropriate due to actual or potential differing interests between them or to differing or additional defenses which may be available to one of them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent but if settled with such prior written consent or if there be a final nonappealable judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(d)         If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the placement of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the written notice required under Section 7(c) above, then the Company shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the placement received by the Company (after deducting the fee payable to the Placement Agent pursuant to Section 5(a) but before deducting other expenses payable by the Company) bear to the fee received by the Placement Agent pursuant to Section 5(a).  The relative fault shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 7(d) shall be deemed to include any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company and the Placement Agent under this Section 7 shall survive any termination of this Agreement, in whole or in part.

Section 8.                  Termination of Agreement.  Notwithstanding anything herein to the contrary, this Agreement: (a) shall be cancelled and terminated upon expiration or completion of the offering of Securities; and (b) may be cancelled and terminated by either party upon written notice to the other party in the event that (i) a party fails or refuses to perform any of its respective agreements contained herein, (ii) any representation or warranty of a party contained herein shall be untrue or incorrect or (iii) without cause upon 30 days prior written notice.  Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 5 and 7 shall survive any such cancellation.

Section 9.                  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in closing documents delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or the Company and shall survive delivery of the Securities to the Purchasers.

Section 10.           Notices.  All notices and other communications provided for or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopy, telex or telegraph and confirmed by a similar mailed writing, if to the Placement Agent, addressed to Howe Barnes Investments, Inc. at the address set forth on the first page of this Agreement, Attention:  Michael Iannaccone, telecopier number (312) 655-2680; and if to the Company, addressed to the Company at 5210 Eubank N.E., P.O. Box 16810, Albuquerque, New Mexico 87191-6810, Attention:  Norman R. Corzine, telecopier number (505) 275-9350.

Section 11.           Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and their respective controlling persons and successors.  Nothing in this Agreement is intended or shall be construed to give any person other than those referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.  No Purchaser shall be deemed to be successor of the Company or the Placement Agent by reason of such purchase.  This Agreement cannot be assigned by a party to this Agreement without the prior written consent of the other parties to this Agreement.

Section 12.           Confidentiality.  All information about the business, operations, activities and affairs of the Company shall be kept strictly confidential by the Placement Agent, shall not be used for the private benefit of the Placement Agent and the Placement Agent shall not disclose or permit the disclosure of the same to any other person or entity without the Company’s prior consent, and even after obtaining such consent, in accordance with applicable law.

Section 13.           Miscellaneous.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.  This Agreement may be amended only by written instrument executed by all parties hereto.  Compliance with provisions of this Agreement may be waived only by written instrument executed by the party giving such waiver.  The headings in this Agreement are for reference only and shall not limit or otherwise affect the meaning of this Agreement.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which together shall constitute one instrument.

Section 14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico without regard to the conflict of laws provisions thereof.

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the undersigned in accordance with its terms.

Very truly yours,

ACCESS ANYTIME BANCORP, INC.

By	/s/ Norman R. Corzine
Name: Norman R. Corzine
Title: Chairman and Chief Executive Officer

ACCEPTED AND AGREED to as of the date
first written above:

HOWE BARNES INVESTMENTS, INC.

By	/s/ Daniel E. Coughlin
Name: Daniel E. Coughlin
Title: President and Chief Executive Officer

EXHIBIT A

[FORM OF COMPANY COUNSEL OPINION]

September    , 2004

Howe Barnes Investments, Inc.
222 South Riverside Plaza

7th Floor
Chicago, Illinois 60606-5808

Re:	Access Anytime Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel for Access Anytime Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of its common stock in an aggregate amount of $3,120,000 (the “Securities”), pursuant to a Placement Agent Agreement, dated September 3, 2004 (the “Placement Agreement”), between you and the Company.  This Opinion Letter is being rendered pursuant to Section 4(d) of the Placement Agreement.  Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Placement Agreement.  This Opinion Letter is limited to matters governed by the laws of the United States and the laws of the State of New Mexico.  We have not acted as counsel to the Company in connection with any federal or state banking or financial institution matters, employee benefits or Employee Retirement Income Security Act matters or with the issuance of certain trust preferred securities issued by the Company on June 27, 2002 or July 17, 2001 (the “trust preferred securities”)(collectively, the “excluded matters”).

For purposes of this Opinion Letter, we have examined the original or a copy, certified or otherwise identified to our satisfaction as a true copy, of the following documents:

(i)             the Private Placement Memorandum, dated September    , 2004 (the “Placement Memorandum”) relating to the issuance and sale of the Securities;

(ii)          an executed copy of the Placement Agreement;

(iii)       a specimen copy of the Securities;

(iv)      the Certificate of Incorporation or similar charter documents of the Company and each of its subsidiaries;

(v)         Bylaws of the Company and each of its subsidiaries;

(vi)   Resolutions approved by the Board of Directors of the Company on                      and September    , 2004, approving, among other things, execution and delivery of the Placement Agreement;

(vii)  A certificate of the Secretary of State of Delaware, dated September    , 2004, attesting to the continued corporate existence and good standing of the Company in the State of Delaware and a certificate of the New Mexico Office of the Public Regulation Commission, dated September    , 2004, attesting to the authorization of the Company to transact business in the State of New Mexico (collectively, the “good standing certificates”); and

(viii) Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Based upon and subject to the foregoing, we are of the opinion that:

A.           The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Placement Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  In giving the opinion in this paragraph A, we have relied solely upon the good standing certificates and no other inquiry or investigation has been made.

B.             The Placement Agreement has been duly authorized, executed and delivered by the Company.

C.             The Securities have been duly authorized by the Company and, when executed and delivered to and paid for by the purchasers, will be duly and validly issued, fully paid and non-assessable.

D.            The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement and the Securities will not contravene any provision of applicable law or the Certificate of Incorporation or Bylaws of the Company or, to the best of our knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement or the Securities, except such as may be required by the 1933 Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and further excepted that in giving the opinions in this paragraph D, we express no opinion as to any laws, agreements, judgments, orders, decrees, consents, approvals, authorizations or qualifications related to such excluded matters.

E.              After due inquiry, we do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Placement Memorandum or in documents incorporated by reference therein and proceedings which we believe are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement or the Securities or to consummate the transactions contemplated by the Placement Memorandum.

F.              Based upon the representations, warranties and agreements of the Company in Sections 3(f) and 4 of the Placement Agreement and of the Placement Agent in Section 2(b) of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the purchasers to register the Securities under the Securities Act of 1933, as amended (the “Securities Act”), it being understood that no opinion is expressed as to any subsequent resale of any Security.  Also, we are not opining on the effect, if any, of certain sales of common stock by the trustee of the Company’s Rabbi Trust described in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and you and your counsel at which the contents of the Placement Memorandum and related matters were discussed.  Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Placement Memorandum, and have made no independent check or verification thereof, nothing has come to our attention that causes us to believe that the Placement Memorandum (except for the financial statements and financial schedules and other financial and statistical data, as to which we do not express any belief) when issued contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For purposes of the foregoing, we note that the Placement Memorandum has been prepared in the context of a Regulation D transaction involving sales only to accredited investors and not as part of a registration statement under the Securities Act and may not contain all of the information that would be required in a registration statement under the Securities Act.

In rendering this Opinion Letter, we have relied as to matters of fact on (1) the representations and warranties of the Company and the Placement Agent set forth in the Placement Agreement and (2) certificates of responsible officers of the Company and of public officials.

The qualification of any opinion or statement herein by the use of the words “to our knowledge” or “known to us” means that, during the course of representation as described in this Opinion Letter, no information has come to the attention of the lawyers in this firm involved in the transactions described which would give such lawyers current actual knowledge of the existence of the facts so qualified.  Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

This Opinion Letter (a) has been furnished to you at the request of the Company, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent; (b) is rendered solely for your information and assistance in connection with the transaction described above and may not be relied upon by any other person or for any other purpose without our prior written consent; (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or any new developments which might affect any matters or opinions set forth herein; and (d) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.